Exhibit 99.27

AMENDMENT TO THE CONFIRMATION

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St, London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: 212-250-2500

DATED AS OF:	November 22, 2016

TO:	Waha AC Coöperatief U.A.
ATTENTION:	Fahad Al Qassim
TELEPHONE:	+971 2 403 9385
FACSIMILE:	+971 2 667 7383

FROM:	Deutsche Bank AG, London Branch

SUBJECT:	Amendment to the Funded Collar Transaction

REFERENCE NUMBER(S):	610735

Dear Sir or Madam,

The purpose of this letter agreement (this “Amendment”) is to amend the letter agreement dated as of December 1, 2014, as amended from time to time to the date hereof, between Deutsche Bank AG, London Branch (“Dealer”) and Waha AC Coöperatief U.A. (“Counterparty”) (the “Confirmation”) confirming the terms and conditions of the Funded Collar Transaction (the “Transaction”). Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Confirmation. References to the “Security Deed” shall be to the Security Deed as confirmed and supplemented by the supplemental security deed dated August 24, 2016 (the “Supplemental Security Deed”). The Supplemental Security Deed shall constitute a “Document” for the purposes of the Confirmation.

DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“AGENT”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THIS AMENDMENT AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THIS AMENDMENT. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS AMENDMENT BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

Chairman of the Supervisory Board: Dr. Paul Achleitner.

Management Board: John Cryan (Co-Chairman), Jürgen Fitschen (Co-Chairman), Stuart Lewis, Sylvie Matherat, Quintin Price, Garth Ritchie, Karl von Rohr, Marcus Schenck, Christian Sewing, Jeff Urwin.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank and the BaFin, Germany’s Federal Financial Supervisory Authority) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, and is subject to limited regulation in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany, Local Court of Frankfurt am Main, HRB No. 30 000; Branch Registration in England and Wales BR000005 and Registered Address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Deutsche Bank AG, London Branch is a member of the London Stock Exchange. (Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm)

1. Amendments. The Confirmation is hereby amended as of the Amendment Effective Date (as defined below) by:

a.	amending the text opposite the caption “Components” under the heading “General Terms” in Section 2 of the Confirmation by replacing the number “60” therein with the number “80”;

b.	amending and restating Annex A of the Confirmation in its entirety as set forth in Annex A hereto;

c.	amending clause (b) of the text opposite the heading “Collateral” in Section 2 of the Confirmation by adding the phrase “, as amended, modified or supplemented” immediately following the word “deed” in the fifth line thereof; and

d.	replacing “Orangefield Services (UK) Limited” opposite the caption “Party B appoints as its Process Agent” under Section 5(h) of the Confirmation with the words “Vistra (UK) Limited” and deleting the words “Attention: W.A. Smit” opposite the same caption.

2. Amendment Payment. Counterparty shall pay (or cause to be paid) to Dealer an amount equal to USD 1,685,422 on or prior to November 29, 2016 (or, if later, the Amendment Effective Date (determined without taking into account the requirement to make such payment for this purpose)).

3. Collateral. Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Security Deed shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Security Deed and the Supplemental Security Deed as if references therein to the “Confirmation” and to the “Agreement” are to such instrument as amended, varied, extended and supplemented from time to time.

4. Representations, Warranties and Covenants.

a.	Each of Dealer and Counterparty hereby repeat and remake each representation, warranty and covenant set forth in the provisions opposite the caption “Collateral” of the Confirmation, in Section 4 of the Confirmation and in the Agreement made on the Trade Date to each other as if this Amendment were the Confirmation and the Transaction and as if the date hereof were the Trade Date and references to the Security Deed were to the Security Deed and the Supplemental Security Deed.

b.	Counterparty represents and warrants to, and agrees with, Dealer that Counterparty shall file or cause to be filed, on the date hereof and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to a number of Shares equal to the Aggregate Hedge Shares (as defined below) (in addition to any other Shares that such Form 144 may relate to), in the form and substance as previously provided to Dealer. Counterparty shall provide Dealer a reasonable opportunity to review and comment on any other public disclosure related to this Amendment and the transactions contemplated hereby, including, without limitation, any report or schedule filed or amended under the Exchange Act.

c.

Counterparty represents and warrants to, and agrees with, Dealer that from the date three months prior to the date hereof, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act (“Rule 144”)) has sold or hedged (through swaps, options, short sales or otherwise) any long position in, any Shares, except for Counterparty’s sale of 994,548 Shares to Deutsche Bank Securities Inc. on August 23, 2016. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of the Aggregate Hedge Shares.

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Except as provided herein, the similar agreements entered into as of the date hereof and the sale by Avia Holding Limited of 4,000,000 Shares to the Block Placement Banks (the “Avia Sale”), Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of the Aggregate Hedge Shares that may be effected by or on behalf of Dealer. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

d.	Each of Dealer and Counterparty represents and warrants to, and agrees with, the other that the Aggregate Hedge Shares are intended to be sold in transactions conforming to the manner-of-sale conditions described in Rule 144(f) and (g).

e.	Dealer agrees with Counterparty that an affiliate of Dealer that is registered as a broker and a dealer with the Securities and Exchange Commission and is a “market maker” or a “block positioner,” as such terms are used in Rule 144, shall sell a portion of the Aggregate Hedge Shares.

f.	Counterparty agrees that, without the prior written consent of Dealer, it and its Affiliates will not, during the period ending 30 days after the date hereof, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) this Amendment, (b) the similar agreements entered into as of the date hereof or (c) the Avia Sale.

5. Conditions to Effectiveness. This Amendment shall be effective on the date (the “Amendment Effective Date”) the following conditions have been satisfied or waived:

a.	Each of Dealer and Counterparty shall have performed all of the obligations required to be performed by it hereunder on or prior to the date required hereby;

b.	Counterparty shall have agreed to sell, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Block Placement Banks”) shall have agreed to buy, an aggregate of 1,675,064 Shares (the “Aggregate Hedge Shares”) at a price of USD 43.76 per share (the “Block Price”) under Rule 144, pursuant to such terms and conditions as may be agreed between Counterparty and the Block Placement Banks;

c.	Dealer shall have sold an aggregate of 328,912 Shares to one or more other financial institutions at the Block Price per share, as an adjustment to its Hedge Position in respect of the Transaction;

d.	all documents and instruments, required by law or reasonably requested by Dealer to be filed, registered or recorded to create and/or re-confirm any additional security interests intended to be created by the Security Deed and perfect or record such security interests shall have been filed, registered or recorded or delivered to Dealer for filing, registration or recording;

e.	perfection steps over the Collateral Shares required in the relevant jurisdiction shall have been completed;

f.	all of the representations and warranties of Counterparty hereunder shall be true and correct;

g.	Counterparty shall have provided to Dealer (i) a legal opinion of Clifford Chance LLP, as Dutch counsel to Counterparty, (ii) a legal opinion of Latham & Watkins LLP, as English

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counsel to Counterparty and (iii) a legal opinion of Latham & Watkins LLP, as U.S. counsel to Counterparty, in each case addressed to Dealer and in the form agreed to between Counterparty and Dealer; and

h.	Dealer and the Block Placement Banks shall have settled the sale of the portion of the Aggregate Hedge Shares corresponding to the Confirmation, as amended by this Amendment, if any.

If the Amendment Effective Date shall not have occurred by November 29, 2016 (or such later date as agreed upon by the parties hereto), this Amendment shall automatically terminate and cease to be of further effect and the parties shall have no obligations in connection with this Amendment, other than (x) in respect of breaches of representations or covenants on or prior to such date and (y) pursuant to Section 6 below. Each of Dealer and Counterparty agree to use commercially reasonable efforts to cause the Amendment Effective Date to occur on or prior to November 29, 2016.

6. Hedging Costs. If (i) the Amendment Effective Date does not occur by November 29, 2016 (or such later date as agreed upon by the parties hereto), (ii) Dealer has not breached the Confirmation, as amended by this Amendment and (iii) this Amendment is terminated as set forth in Section 5 above, Counterparty shall, upon the written request of Dealer, promptly reimburse Dealer for any costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities or otherwise in connection with this Amendment on and after the date hereof.

7. Continuing Effect. This Amendment amends solely the terms and provisions of the Transaction and the Confirmation set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Transaction, the Confirmation or any other rights of Dealer or Counterparty under the Transaction or the Confirmation. Dealer and Counterparty acknowledge that each of the Transaction and the Confirmation (each as amended by this Amendment) are in full force and effect and are hereby confirmed and ratified in all respects. References in the Confirmation to the “Confirmation” or the “Transaction”, as applicable, shall refer to the Confirmation or the Transaction, as applicable, as amended by this Amendment. Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Confirmation shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Confirmation as if references therein to the “Confirmation” are to such instrument as amended, varied, extended and supplemented by this Amendment.

8. Severability; Illegality. Notwithstanding anything to the contrary in the Agreement, if compliance by either party with any provision of this Amendment would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Amendment shall not be invalidated, but shall remain in full force and effect.

9. Governing Law; Submission to Jurisdiction. This Amendment and all matters and all non-contractual obligations arising out of or in connection with this Amendment shall be governed by, and construed and enforced in accordance with, English Law. This Amendment is also subject to, and incorporates, the jurisdiction provisions contained in Section 13(b) of the Agreement as though, for such purpose, references in such Section 13(b) (as amended pursuant to the following proviso) to the “Agreement” were deemed to refer to this Amendment; provided that in the first line of Section 13(b) the following shall be inserted after the word “Agreement”: “including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with this Amendment”.

10. Contracts (Rights of Third Parties) Act 1999. A person who is not a party to this Amendment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

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11. Market Abuse Regulation Representations.

a.	In connection with this Amendment, Counterparty on behalf of itself and each Relevant Person (as defined below) hereby represents and warrants to Dealer, on the date of this Amendment and on each following day up to and including the date on which all amounts and liabilities under the Transaction have been discharged, that:

i.	for the purposes of the EU Market Abuse Regulations or comparable legislation of any other applicable jurisdiction (including but not limited to the jurisdictions in which Dealer and the issuer of the Shares are incorporated) (each, a “Relevant Jurisdiction”)), neither Counterparty nor any of its or its affiliate’s respective directors, employees or agents (each a “Relevant Person”) has made, or in any way influenced, the decision to enter into this Amendment on the basis of any inside information, price-sensitive information or other material non-public information (for the purposes of this letter, each however defined under all applicable laws and regulations in each Relevant Jurisdiction) and neither Counterparty nor any of the Relevant Persons will at any time during the term of the Transaction disclose any inside information, material non-public information or price-sensitive information to Dealer;

ii.	Counterparty further warrants that, by entering into this Amendment, Dealer will not be caused to be in possession of any price-sensitive information;

iii.	Counterparty shall not seek to terminate, amend or otherwise modify the terms of the Transaction or exercise any right or take any action under the terms of the Transaction if it or any of the Relevant Persons is in possession of any price-sensitive or other material non-public information (each however defined under all applicable laws and regulations in each Relevant Jurisdiction) regarding any of the Shares;

iv.	neither Counterparty, nor any of the Relevant Persons has engaged in any behaviour or action which is designed to cause or result in, has caused or resulting in, or might reasonably be expected to cause or result in, stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof);

v.	Counterparty and the Relevant Persons have not made, and will not make, any disclosure of false, incomplete, or misleading information which has caused, or might reasonably be expected to cause, a change in the normal functioning of the securities market, the stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof); and

vi.	Counterparty confirms that the transactions contemplated hereby are within its corporate powers, and that they constitute a genuine and legitimate business and commercial purpose. Counterparty further confirms that it is not entering into this Amendment for any illegal, improper or unethical purpose.

b.	Counterparty hereby further undertakes to comply with all relevant laws and regulations with respect to the Transaction, including without limitation any disclosure rules in the Relevant Jurisdictions.

12. Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through Agent.

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This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Managing Director

By:	/s/ Brad Kurtzman
Name: Brad Kurtzman
Title: Managing Director

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with this Amendment

By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Managing Director

By:	/s/ Robert M. Beck
Name: Robert M. Beck
Title: Director

[Signature page of Amendment]

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date set forth above.

WAHA AC COÖPERATIEF U.A.

By:	/s/ Fahad Al Qassim
Name: Fahad Al Qassim
Title: Proxy Holder

[Signature page of Amendment]

ANNEX A

For each Component, the Number of Options and the Scheduled Valuation Date is set forth below:

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
1	79,489	USD 34.7400	USD 55.9700	9/10/2018	10/19/2018
2	79,489	USD 34.7400	USD 55.9700	9/11/2018	10/19/2018
3	79,489	USD 34.7400	USD 55.9700	9/12/2018	10/19/2018
4	79,489	USD 34.7400	USD 55.9700	9/13/2018	10/19/2018
5	79,489	USD 34.7400	USD 55.9700	9/14/2018	10/19/2018
6	79,489	USD 34.7400	USD 55.9700	9/17/2018	10/19/2018
7	79,489	USD 34.7400	USD 55.9700	9/18/2018	10/19/2018
8	79,489	USD 34.7400	USD 55.9700	9/19/2018	10/19/2018
9	79,489	USD 34.7400	USD 55.9700	9/20/2018	10/19/2018
10	79,489	USD 34.7400	USD 55.9700	9/21/2018	10/19/2018
11	79,489	USD 34.7400	USD 55.9700	9/24/2018	10/19/2018
12	79,489	USD 34.7400	USD 55.9700	9/25/2018	10/19/2018
13	79,489	USD 34.7400	USD 55.9700	9/26/2018	10/19/2018
14	79,489	USD 34.7400	USD 55.9700	9/27/2018	10/19/2018
15	79,489	USD 34.7400	USD 55.9700	9/28/2018	10/19/2018
16	79,489	USD 34.7400	USD 55.9700	10/1/2018	10/19/2018
17	79,489	USD 34.7400	USD 55.9700	10/2/2018	10/19/2018
18	79,489	USD 34.7400	USD 55.9700	10/3/2018	10/19/2018
19	79,489	USD 34.7400	USD 55.9700	10/4/2018	10/19/2018
20	79,483	USD 34.7400	USD 55.9700	10/5/2018	10/19/2018
21	19,744	USD 39.3840	USD 59.0760	11/19/2018	1/2/2019
22	19,744	USD 39.3840	USD 59.0760	11/20/2018	1/2/2019
23	19,744	USD 39.3840	USD 59.0760	11/21/2018	1/2/2019
24	19,744	USD 39.3840	USD 59.0760	11/23/2018	1/2/2019
25	19,744	USD 39.3840	USD 59.0760	11/26/2018	1/2/2019
26	19,744	USD 39.3840	USD 59.0760	11/27/2018	1/2/2019
27	19,744	USD 39.3840	USD 59.0760	11/28/2018	1/2/2019
28	19,744	USD 39.3840	USD 59.0760	11/29/2018	1/2/2019
29	19,744	USD 39.3840	USD 59.0760	11/30/2018	1/2/2019
30	19,744	USD 39.3840	USD 59.0760	12/3/2018	1/2/2019
31	19,744	USD 39.3840	USD 59.0760	12/4/2018	1/2/2019
32	19,744	USD 39.3840	USD 59.0760	12/5/2018	1/2/2019
33	19,744	USD 39.3840	USD 59.0760	12/6/2018	1/2/2019
34	19,744	USD 39.3840	USD 59.0760	12/7/2018	1/2/2019

Annex A – 1

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
35	19,744	USD 39.3840	USD 59.0760	12/10/2018	1/2/2019
36	19,744	USD 39.3840	USD 59.0760	12/11/2018	1/2/2019
37	19,744	USD 39.3840	USD 59.0760	12/12/2018	1/2/2019
38	19,744	USD 39.3840	USD 59.0760	12/13/2018	1/2/2019
39	19,744	USD 39.3840	USD 59.0760	12/14/2018	1/2/2019
40	19,743	USD 39.3840	USD 59.0760	12/17/2018	1/2/2019
41	20,000	USD 39.3840	USD 61.2640	2/19/2019	4/1/2019
42	20,000	USD 39.3840	USD 61.2640	2/20/2019	4/1/2019
43	20,000	USD 39.3840	USD 61.2640	2/21/2019	4/1/2019
44	20,000	USD 39.3840	USD 61.2640	2/22/2019	4/1/2019
45	20,000	USD 39.3840	USD 61.2640	2/25/2019	4/1/2019
46	20,000	USD 39.3840	USD 61.2640	2/26/2019	4/1/2019
47	20,000	USD 39.3840	USD 61.2640	2/27/2019	4/1/2019
48	20,000	USD 39.3840	USD 61.2640	2/28/2019	4/1/2019
49	20,000	USD 39.3840	USD 61.2640	3/1/2019	4/1/2019
50	20,000	USD 39.3840	USD 61.2640	3/4/2019	4/1/2019
51	20,000	USD 39.3840	USD 61.2640	3/5/2019	4/1/2019
52	20,000	USD 39.3840	USD 61.2640	3/6/2019	4/1/2019
53	20,000	USD 39.3840	USD 61.2640	3/7/2019	4/1/2019
54	20,000	USD 39.3840	USD 61.2640	3/8/2019	4/1/2019
55	20,000	USD 39.3840	USD 61.2640	3/11/2019	4/1/2019
56	20,000	USD 39.3840	USD 61.2640	3/12/2019	4/1/2019
57	20,000	USD 39.3840	USD 61.2640	3/13/2019	4/1/2019
58	20,000	USD 39.3840	USD 61.2640	3/14/2019	4/1/2019
59	20,000	USD 39.3840	USD 61.2640	3/15/2019	4/1/2019
60	20,000	USD 39.3840	USD 61.2640	3/18/2019	4/1/2019
61	39,795	USD 37.1070	USD 53.5990	1/19/2018	3/2/2018
62	39,795	USD 37.1070	USD 53.5990	1/22/2018	3/2/2018
63	39,795	USD 37.1070	USD 53.5990	1/23/2018	3/2/2018
64	39,795	USD 37.1070	USD 53.5990	1/24/2018	3/2/2018
65	39,795	USD 37.1070	USD 53.5990	1/25/2018	3/2/2018
66	39,795	USD 37.1070	USD 53.5990	1/26/2018	3/2/2018
67	39,795	USD 37.1070	USD 53.5990	1/29/2018	3/2/2018
68	39,795	USD 37.1070	USD 53.5990	1/30/2018	3/2/2018
69	39,795	USD 37.1070	USD 53.5990	1/31/2018	3/2/2018
70	39,795	USD 37.1070	USD 53.5990	2/1/2018	3/2/2018
71	39,795	USD 37.1070	USD 53.5990	2/2/2018	3/2/2018
72	39,795	USD 37.1070	USD 53.5990	2/5/2018	3/2/2018

Annex A – 2

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
73	39,795	USD 37.1070	USD 53.5990	2/6/2018	3/2/2018
74	39,795	USD 37.1070	USD 53.5990	2/7/2018	3/2/2018
75	39,795	USD 37.1070	USD 53.5990	2/8/2018	3/2/2018
76	39,795	USD 37.1070	USD 53.5990	2/9/2018	3/2/2018
77	39,795	USD 37.1070	USD 53.5990	2/12/2018	3/2/2018
78	39,795	USD 37.1070	USD 53.5990	2/13/2018	3/2/2018
79	39,795	USD 37.1070	USD 53.5990	2/14/2018	3/2/2018
80	38,774	USD 37.1070	USD 53.5990	2/15/2018	3/2/2018

Annex A – 3